Exhibit 10.1

AMENDMENT NO. 1
TO THE
BRENMILLER ENERGY LTD.

PRIVATE PLACEMENT AGREEMENT

November 3, 2024

This Amendment No. 1 to the Private Placement Agreement (the “Amendment”) is made and entered into as of November 3, 2024 (the “Effective Date”) by Brenmiller Energy Ltd., an Israeli corporation (the “Company”), and Alpha Capital Anstalt (the “Investor”).

WHEREAS, the Private Placement Agreement (the “Agreement”) was made and entered into as of August 4, 2024, by the Company and the Investor to purchase 1,000,000 of the Company’s ordinary shares, no par value per share (“Ordinary Shares”), at purchase price of $1.05 per share;

WHEREAS, the Company and the Investor agree to amend the terms of the Agreement to make certain edits to Section 3.3.1. of the Agreement; and

WHEREAS, the Investor and the Company have agreed to amend the Agreement pursuant to the provisions of Section 6.2. of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

2.	Amendments to the Agreement. Section 3.3.1. of the Agreement is hereby deleted and replaced in its entirety with the following:

“Within 120 calendar days of the date hereof, the Company obtaining consent from The European Investment Bank (“EIB”) with respect to that certain Finance Agreement by and among the EIB and the Company dated March 31, 2021 (the “EIB Agreement”) regarding the change-of-control events enumerated in the EIB Agreement such that the Ordinary Shares and Future Investment (defined in Section 6.4) may be fully issued regardless of the beneficial ownership of Mr. Avraham Brenmiller in the issued share capital of the Company.”

3.	Effective Date. Unless otherwise stated herein, this Amendment is effective as of the Effective Date.

4.	Miscellaneous

a.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state, without reference to conflict of laws principles thereof.

b.	Counterparts. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed (including by the affixing of signatures electronically) and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

c.	Continuation of the Agreement. Except as expressly modified by this Amendment, the Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

Brenmiller Energy Ltd.

By:	/s/ Avraham Brenmiller
Name:	Avraham Brenmiller
Title:	CEO & Chairman of the Board of Directors

Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Director

[Signature Page to Amendment Agreement]